Exhibit 10.3

AMENDMENT TO FANNIE MAE
SUPPLEMENTAL RETIREMENT SAVINGS PLAN

Amendment for 2012 Executive Compensation Program

Pursuant to Section 9.2 of the Fannie Mae Supplemental Retirement Savings Plan (the “Plan”), and as approved by the Fannie Mae Board of Directors on May 18, 2012, the Plan is hereby amended as follows:
1.    Section 2.6 of the Plan is amended to add the following new paragraph to the end thereof:

“References in the Plan to the Fannie Mae Deferred Pay Plan, and deferred pay under the Fannie Mae Deferred Pay Plan, shall include the Deferred Salary component of the 2012 Executive Compensation Program.”